Exhibit 99.1

Microbot Medical Engages CRO to Support its Upcoming U.S. Pivotal Clinical Trial

The engagement is an additional step in the Company’s path towards marketing clearance with the FDA

BRAINTREE, Mass., September 27, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic system, announced today its partnership with a Contract Research Organization (CRO) in the U.S. This is an additional step in the preparations to the commencement of the Company’s planned upcoming clinical trial.

The CRO will provide an array of comprehensive research management services, leveraging their expertise and resources to bolster Microbot’s clinical trial initiatives. The CRO will also furnish guidance throughout the clinical trial process, along with essential functional support and resources, to ensure a seamless execution of the Company’s U.S. pivotal clinical trial.

This engagement is expected to support Microbot as it seeks to navigate the regulatory landscape and achieve necessary compliances with the Food and Drug Administration (FDA). The Company’s upcoming U.S. pivotal clinical trial has been designed to evaluate the safety and efficacy of the LIBERTY® Robotic Surgical System in endovascular procedures.

“Our new CRO partner has distinguished themselves with an exceptional track record of excellence in the very niche sector of cardiovascular and peripheral vascular device trials and has paved the way for successful FDA approvals in the past,” commented Jason Lewen, Director of Clinical Affairs at Microbot Medical. “Their clinical team is comprised of individuals with an extensive background in the clinical domain, many of whom are former hospital employees with vast amounts of clinical trial functional experiences. We believe that they will be able to effectively expand our clinical trial capabilities with expert guidance and functional support while maintaining the highest standards of quality and regulatory compliance. We view this significant development as an important milestone in our clinical trial roadmap for FDA market approval and beyond.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY® Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY® Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it stabilizes its financial condition and seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, lingering uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com